Exhibit 3.41

Delaware	PAGE 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “LEAR SIEGLER LOGISTICS INTERNATIONAL, INC.” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF INCORPORATION, FILED THE TWENTY-SEVENTH DAY OF APRIL, A.D. 2000, AT 3:30 O’CLOCK P.M.

CERTIFICATE OF CHANGE OF REGISTERED AGENT, FILED THE TWENTY-FIFTH DAY OF MARCH, A.D. 2002, AT 9 O’CLOCK A.M.

CERTIFICATE OF CHANGE OF REGISTERED AGENT, FILED THE FIFTH DAY OF AUGUST, A.D. 2002, AT 12 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION, “LEAR SIEGLER LOGISTICS INTERNATIONAL, INC.”.

/s/ Jeffrey W. Bullock
3219677 8100H	Jeffrey W. Bullock, Secretary of State
130769220	AUTHENTICATION: 0506930
DATE: 06-12-13

You may verify this certificate online

at corp.delaware.gov/authver.shtml

STATE of DELAWARE

CERTIFICATE of INCORPORATION

OF

LEAR SIEGLER LOGISTICS INTERNATIONAL, INC.

1. The name of the corporation (the “Corporation”) is Lear Siegler Logistics international, Inc.

2. The address of the registered office of the Corporation in the State of Delaware is 1209 Orange St., Wilmington,,DE 19801. County of New Castle; and the name of the registered agent of the Corporation in the State of Delaware at such address is The Corporation Trust Company.

3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

4. The total number of shares of stock which the Corporation shall have authority to issue is One Thousand (1,000) and the par value of such shares is One Cent ($.0 I) amounting in the aggregate to Ten Dollars ($10.00).

5. The name and mailing address of the incorporator who shall serve until the certificate of incorporation has been filed is;

Roger Klein, Esq.

Howrey Simon Arnold & White, LLP

1299 Pennsylvania Ave., N.W.

Washington, D.C. 20004

6. The name of the individual who shall serve as director of the Corporation until his successors arc duly elected and qualified is;

John Moellering

7. No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit.

8. The Corporation shall have perpetual existence.

9. In furtherance and not in limitation of the powers conferred by statute, the hoard of directors is expressly authorized to make, alter or repeal the by-Laws of the corporation.

10. The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders are granted subject to this reservation.

I, The Undersigned, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate, and do certify that the facts herein stated are true, and I have accordingly hereunto set my hand this 27th day of April, A.D. 2000.

BY:	/S/ Roger Klein
Roger Klein

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 03/25/20O2 020213109 - 3219677

CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE

AND OF REGISTERED AGENT

OF

LEAR SIEGLER LOGISTICS INTERNATIONAL, INC.

It is hereby certified that:

1. The name of the corporation (hereinafter called the “Corporation”) is Lear Siegler Logistics International, Inc.

2. The registered office of the Corporation within the State of Delaware is hereby changed to 9 East Loockerman Street, City of Dover 19901, County of Kent.

3. The registered agent of the Corporation within the State of Delaware is hereby changed to National Registered Agents, Inc., the business office of which is identical with the registered office of the corporation as hereby changed.

4. The Corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed on February 28, 2002.

/s/ William Munkacsy
William Munkacsy, Secretary

CERTIFICATE OF CHANGE OF REGISTERED AGENT

AND

REGISTERED OFFICE

*  *  *  *  *

Lear Siegler Logistics International, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware

DOES HEREBY CERTIFY:

That the registered office of the corporation in the state of Delaware is hereby changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle.

That the registered agent of the corporation is hereby changed to THE CORPORATION TRUST COMPANY, the business address of which is identical to the aforementioned registered office as changed.

That the changes in the registered office and registered agent of the corporation as set forth herein were duly authorized by resolution of the Board of Directors of the corporation.

IN WITNESS WHEREOF, the corporation has caused this Certificate to be signed by an authorized officer, this 5th day of August 2002.

[ELIGIBLE]
Attorney in Fact for Stuart Young; VP and Genearl Counsel

DE023-6/28/01-CT System Online

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 12:00 PM 08/05/2002 020495805 - 3219677

TOTAL P.02